EXHIBIT 10.1

EXECUTION VERSION

THIRD AMENDMENT, CONSENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND

OTHER LOAN DOCUMENTS

THIRD AMENDMENT, CONSENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is entered into as of February 12, 2018 among IBG Borrower LLC, a Delaware limited liability company (the “Borrower”), the Guarantors under the Agreement; each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); and Cortland Capital Market Services LLC, a Delaware limited liability company (“Cortland”) as Administrative Agent and Collateral Agent (Cortland, together with its successors and assigns in such capacities, the “Agent”).

WHEREAS, the Borrower and the other Loan Parties have entered into that certain Credit Agreement dated as of August 2, 2017, among the Borrower, the Guarantors, the Lenders and the Agent (as amended by that Limited Waiver and Amendment No. 1 dated as of October 27, 2017 and that Second Amendment, Consent and Limited Waiver to Credit Agreement dated as of November 24, 2017 and as the same has been further amended, restated, amended and restated, supplemented or otherwise modified from time to time including by this Amendment, the “Agreement”);

WHEREAS, the Borrower has requested that in accordance with the Agreement, the Agent and the Required Lenders (A) consent to (x) (i) one or more exchanges of the 2018 Convertible Notes for 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023 issued pursuant to those certain Exchange Agreements dated as of the date hereof between certain holders of the 2018 Convertible Notes and Parent, each substantially in the form attached hereto as Exhibit A (collectively with such other public or private exchange agreements entered into from time to time relating to the 2023 Notes Indenture and in substantially the same form as Exhibit A with such changes as are necessary to reflect the different economic terms or registered nature of such exchange, the “Exchange Agreement” and each, an “Exchange Agreement”) and that certain Indenture in the form attached hereto as Exhibit B, and with such administrative changes as are necessary to complete information currently bracketed or blank in the form and which will not be available until the exchange has been consummated (the “2023 Notes Indenture” and such notes, the “2023 Notes”) to be entered into by, among others, Parent, as company, certain subsidiaries of the Parent (including the Borrower) as guarantors (collectively, the “Note Guarantors” and each, a “Note Guarantor”) and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as the trustee and collateral agent (called together with its successors and assigns in such capacity, the “Second Lien Agent”), (ii) the entrance by the Loan Parties into the Note Documents (as defined in the 2023 Notes Indenture) including the Note Security Documents and the Note Guarantees pursuant to which the Note Guarantors guarantee the Note Obligations (as defined in the 2023 Notes Indenture and each in substantially the same form as the corresponding document with respect to the Loans) and grant a junior security interest to the Second Lien Agent for the benefit of the holders of the 2023 Notes in the same assets of the Loan Parties which secure the Loans under the Agreement and (iii) the Agent and the Loan Parties entering into that certain Intercreditor Agreement in the form attached hereto as Exhibit C, and with such administrative changes as are necessary to complete information currently bracketed or blank in the form and which will not be available until the exchange has been consummated (the “2023 Notes Intercreditor Agreement”) with the Second Lien Agent (such transactions called together with the amendment to the Organization Documents of the Parent solely to increase the number of authorized shares and/or effect a reverse stock split in the manner required to facilitate such transactions in the manner contemplated in the Exchange Agreements (the “Parent Organization Document Amendments”), the “2023 Notes Exchange Transactions”) and (y) the dissolution of ICL-Badgley Mischka Limited (the “ICL Dissolution”) and (B) agree to make certain amendments and/or waive certain provisions of the Agreement and the other Loan Documents solely as expressly set forth herein in order to facilitate (i) the 2023 Notes Exchange Transactions and the conversion rights described therein and (ii) the ICL Dissolution;

WHEREAS, Schedule 5.17 of the Agreement and Schedule 6 to the Security Agreement delivered on the Closing Date included the Trademarks described in Exhibit D (the “Iconix China Trademarks”) that were contributed to Iconix China Limited (“Iconix China”) by certain of the Loan Parties in 2008 pursuant to the terms of that certain Master Trademark Agreement dated as of September 5, 2008 entered into, by among others, certain of the Loan Parties and Iconix China and certain other effectuating transfer documents. The Iconix China Trademarks are not and were not owned solely and exclusively by the Loan Parties at any time on or after the Closing Date as the Loan Parties represented in Section 5.17 of the Agreement and in Section 4(f) of the Security Agreement each time such representations were made on and after the Closing Date (the “Specified Representations”) and as such the Borrower has requested that the Agent and the Required Lenders waive the Defaults and the related Event of Default under Section 8.01(d) arising solely from such Specified Representations (the “Specified Defaults”) and consent to release their Liens on the Iconix China Trademarks and to make certain amendments to the Schedule 5.17 of the Agreement and Schedule 6 to the Security Agreement to reflect the release of the Iconix China Trademarks;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment, capitalized terms in this Amendment have the meanings ascribed to such terms in the Agreement. This Amendment shall constitute a Loan Document for all purposes of the Agreement and the other Loan Documents.

Section 2. Waiver and Consent.

A. Consent to Entry Into Exchange Agreements and Parent Organization Document Amendments. Each of the Agent and the Lenders signatory hereto hereby consent to the entry of the Loan Parties into the Exchange Agreements and the Parent Organization Document Amendments.

B. Consent to 2023 Notes Exchange Transactions. Subject to the satisfaction of the conditions precedent under Section 4, each of the Agent and the Lenders signatory hereto hereby consent to the 2023 Notes Exchange Transactions and the entry of the Loan Parties into the Notes Documents (including, the Note Security Documents and the Note Guarantees) and agree that (a) such exchange transaction is a Permitted Capital Raising Transaction and that each dollar of 2018 Convertible Notes so exchanged shall count as a dollar raised in a Permitted Capital Raising Transaction for the purpose of satisfying the condition precedent in Section 4.04(b) of the Agreement to the Second Delayed Draw Term Loan to raise $100,000,000 during the Delayed Draw Period and (b) the Liens granted pursuant to the Note Documents are Permitted Encumbrances pursuant to clause (x) of such definition. For the avoidance of doubt, nothing in this Section 2A shall be deemed to waive any violation of the Credit Documents which would occur as a result of the performance of any right or obligation of the Credit Parties or any other Person under the 2023 Note Documents from time to time.

C. Consent to ICL Dissolution. Subject to the satisfaction of the conditions precedent under Section 4, each of the Agent and the Lenders signatory hereto hereby consent to the ICL Dissolution.

D. Waiver of Specified Defaults and Consent to Release of the Iconix China Trademarks. Each of the Agent and the Lenders signatory hereto hereby consent to (i) waive the Specified Defaults and (ii) the release of the Iconix China Trademarks (the “Iconix China Release”).

The waiver and consents set forth above shall be limited precisely as written and shall relate solely to the Specified Defaults in the manner they exist on the date hereof and not to any other change in facts or circumstances occurring after the date hereof and shall not relate to any other Defaults or Events of Default now existing or occurring after the date hereof, and shall not in any way or manner restrict the Agent or any Lender from exercising any rights or remedies they may have in respect of any Default or Event of Default (including, for the avoidance of doubt, any Default or Event of Default existing as of the date hereof which is not a Specified Default) at any time in respect of the Agreement or any other Loan Document. Nothing herein shall be deemed to constitute a consent to any other departure from or a waiver of any other term, provision or condition of the Agreement or any other Loan Document or prejudice any right or remedy that the Agent or any Lender may have or may in the future have.

Section 3. Amendments to Agreement. Subject to the satisfaction of the terms and conditions set forth in Section 4, the Agreement is hereby amended as of the Third Amendment Effective Date as follows:

A. Section 1.01 of the Agreement is hereby amended by (i) deleting the definition of “Collateral Questionnaire”, (ii) deleting the reference to the Collateral Questionnaire in the definition of “Loan Documents” and (iii) adding the following new defined terms in the appropriate alphabetical order:

“2023 Convertible Notes” means the 5.75% Convertible Senior Subordinated Secured Second Lien Notes due 2023 issued pursuant to that certain Indenture dated as of the Third Amendment Effective Date (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and the Intercreditor Agreement, the “2023 Notes Indenture”) entered into by, among others, Parent, as company, certain subsidiaries of the Parent (including the Borrower) as guarantors (collectively, the “Note Guarantors” and each, a “Note Guarantor”) and The Bank of New York Mellon Trust Company, N.A., a national banking corporation, as the trustee (called together with its successors and assigns in such capacity, the “Second Lien Notes Trustee”) and collateral agent (called together with its successors and assigns in such capacity, the “Second Lien Agent”).

“2023 Note Documents” means the “Note Documents” as defined in the 2023 Notes Indenture (as in effect on the Third Amendment Effective Date and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and the Intercreditor Agreement).

“2023 Notes Exchange Transactions” shall have the meaning given to such term in the Third Amendment.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Third Amendment Effective Date, entered into by among others, the Agent, as first lien agent and the Second Lien Notes Trustee, as second lien notes trustee.

“Third Amendment” means that certain Third Amendment, Consent and Limited Waiver to Credit Agreement and Other Loan Documents dated as of February 12, 2018 and entered into by, among others, the Loan Parties, the Agent and the Lenders.

“Third Amendment Effective Date” shall mean the date on which all of the conditions precedent set forth in Section 4 to the Third Amendment have been satisfied.

B. As of the Third Amendment Effective Date and after giving effect to the 2023 Exchange Transactions, clause (x) of the definition of “Permitted Encumbrances” in Section 1.01 of the Agreement is amended and restated as follows:

i.	(x) Liens securing Indebtedness permitted by clauses (j) and (s) of “Permitted Indebtedness” incurred during the Delayed Draw Period (or any Permitted Refinancing thereof in accordance with such clauses); provided that such Liens are junior in priority to the Liens securing the Obligations and subject to a customary “silent” second lien intercreditor agreement in form and substance satisfactory to the Agent (acting at the direction of the Required Lenders acting reasonably).”.

C. Section 7.06 (g) of the Agreement is hereby deleted and replaced in its entirety with the following:

“(g) the Loan Parties and their Subsidiaries may make cash payments in lieu of issuing fractional shares in connection with (i) the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests, of any such Person; provided that no such cash payments shall be made pursuant to this clause (g) in respect of the 2023 Notes in excess of $1,000,000 in the aggregate for the term of this Agreement, or (ii) in connection with the issuance of any dividend otherwise permitted to be made under this Section 7.06”.

D. Section 7.06 of the Agreement is hereby amended by:

i.	deleting the “or” at the end of clause (h);

ii.	deleting the “.” at the end of clause (i) and inserting “or” and the following:

“(j) for each of the following clauses (x) and (y) to the extent permitted by the terms hereof, of the Intercreditor Agreement and Article 6 of the 2023 Notes Indenture, any (x) payments of cash (paid by the Borrower or Parent) solely with respect to fractional shares not to exceed $1,000,000 in the aggregate and/or Equity Interest of Parent (other than Disqualified Stock) to a holder (or for the benefit of the holder) of the 2023 Notes upon the conversion thereof in accordance with the terms thereof or (y) any payments of regularly scheduled cash interest in respect of the 2023 Notes.

E. Section 7.07 of the Agreement is hereby amended by:

i.	deleting the “and” at the end of clause (d);

ii.	deleting the “.” at the end of clause (e) and inserting the following:

“, (f) regularly scheduled interest payments and payments of fees, expenses and indemnifications obligations in respect of the 2023 Notes when due and in amounts not to exceed amounts required to be paid with respect thereto, and permitted under the Intercreditor Agreement, the terms hereof and Article 6 of the 2023 Notes Indenture and (g) payments with, or conversions to, Equity Interests of Parent (other than Disqualified Stock).”.

F. Section 7.10 of the Agreement is hereby amended and restated in its entirety as follows:

“7.10 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent provided, however, that (y) clause (a)(i) and clause (a)(iv) shall not prohibit (1) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under clause (d) of the definition of Permitted Indebtedness solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness, (2) customary provisions restricting subletting or assignment of any lease entered into in the Ordinary Course of Business, (3) customary provisions restricting assignment of any licensing entered into in the Ordinary Course of Business, (4) encumbrances or restrictions on deposits imposed by customers under agreements entered into in the Ordinary Course of Business, (5) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder (other than any Loan Party) and applicable solely to such joint venture, (6) restrictions on the transfer of any asset pending the close of the sale of such asset so long as such restriction applies only to such assets to be sold, (7) any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to any Loan Party or any Subsidiary of any Loan Party, or the property of any such Person, other than the property acquired in such Permitted Acquisition, (8) restrictions set forth in the 2023 Notes Documents as in effect on the Third Amendment Effective Date, (9) restrictions imposed by any agreement relating to Indebtedness permitted by this Agreement to be incurred after the Third Amendment Effective Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the restrictions contained in this Agreement, taken as a whole, (10) customary provisions restricting assignment of any governmental contract entered into in the Ordinary Course of Business, and (z) clause (a) shall not prohibit restrictions incurred or provided in favor of any holder of Indebtedness permitted under clause (r) of the definition of “Permitted Indebtedness”, solely to the extent any such restrictions relate to the applicable Available Amount Acquisition Target and its Subsidiaries acquired in an Acquisition utilizing the Available Amount and or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, other than as set forth in the 2023 Notes Documents as in effect on the Third Amendment Effective Date.”

G. Section 7.12(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

“(i) Amend, modify, terminate or waive any of a Loan Party’s or a Subsidiary’s under (A)(1) other than with respect to the Borrower, its Organization Documents in a manner materially adverse to the Credit Parties (in their capacities as such) and (2) with respect to the Borrower, its Organization Documents without the prior written consent of Agent (acting at the direction of the Required Lenders), (B) any documentation relating to any Indebtedness for borrowed money that is unsecured or Subordinated Indebtedness that would, when taken as a whole, be materially adverse to the Credit Parties (in their capacities as such) (provided that it is understood that any amendments, modifications and/or waivers to the 2023 Notes and the 2023 Note Documents that are permitted under the Intercreditor Agreement shall be permitted and shall not be considered materially adverse to the interests of the Credit Parties), (C) any Material License which would have a material adverse impact on the Lenders (in their capacities as such) (as reasonably determined by the Agent), without the prior express written consent of the Agent (acting at the direction of the Required Lenders) or (D) any Material Contract in a manner that would be materially adverse to the financial condition of the Parent, the Borrower or any of its Subsidiaries.”

H. Section 10.06(b)(ii) of the Agreement is hereby deleted in its entirety.

I. Certain disclosure schedules to the Agreement will be amended as may be agreed in writing by the Loan Parties and the Required Lenders by supplemental schedules in form satisfactory to the Required Lenders and to be delivered to the Agent prior to the Third Amendment Effective Date.

Section 4. Conditions Precedent. The consent and limited waivers set forth in Section 2(B) and Section 2(C) and the amendments set forth Section 3 shall become effective, as of the date hereof, upon satisfaction of the following conditions (the “Third Amendment Effective Date”):

(a) The Agent shall have received the following, each in form and substance reasonably satisfactory to the Agent and the Required Lenders:

(i) a counterpart signature page of this Amendment duly executed by the Borrower, the Guarantors, each Lender party to the Agreement and the Agent;

(ii) duly executed copies of the Exchange Agreements to be dated as of the date hereof;

(iii) duly executed copies of the 2023 Notes Indenture, the 2023 Notes Intercreditor Agreement and each of the Note Security Documents to be entered into in connection therewith; and

(iv) a certificate of a Responsible Officer of the Parent addressed to the Lenders, in form and substance satisfactory to the Lead Lender and certifying as to the matters specified therein.

(b) All accrued fees and reasonable and documented expenses of the Agent and Lenders (including the reasonable and documented fees and expenses of external counsel (including Milbank, Tweed, Hadley & McCloy LLP and any local counsel to the Lead Lender and Holland & Knight LLP and any local counsel to the Agent)) and invoiced to the Borrower at least one day prior to such date shall have been paid.

Section 5. Reference to and Effect on the Agreement and the Loan Documents. On and after the Third Amendment Effective Date, each reference in the Agreement or Loan Documents to “this Agreement”, “the Loan Documents”, “hereunder”, “hereof” or words of like import referring to the Agreement and each of the other Loan Documents to “the Agreement”, “the Loan Documents”, “thereunder”, “thereof” or words of like import referring to the Agreement and/or the Loan Documents, shall mean and be a reference to the Agreement and/or the Loan Documents, as amended by this Amendment.

Section 6. Representations and Warranties; Ratification of Obligations.

The Loan Parties represent and warrant that (i) ICL-Badgley Mischka Limited does not own any assets or property with a value in excess of $100,000 in aggregate and (ii) they do not (nor do any of their Subsidiaries or Securitization Entities) solely and exclusively own all right, title and interest in and to, or possess a valid and enforceable license to use, all the Iconix China Trademarks set forth on Exhibit D. Further, after giving effect to the consents, amendments, supplements and modifications contained herein and in the supplemental schedules to the Agreement, the supplementary schedules to the Security Agreement in connection herewith (collectively, the “Third Amendment Supplements”) and (a) (i) each of the representations and warranties set forth in Article V of the Agreement are true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event, change or condition has occurred that has had or could reasonably be expected to have, a Material Adverse Effect and (b) each Loan Party (i) confirms its Obligations (including any guarantee obligation) under each Loan Document, in each case as amended, supplemented or modified after giving effect to this Amendment and the Third Amendment Supplements, (ii) confirms that its Obligations as amended, supplemented or modified hereby under the Agreement are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Loan Documents, in each case, as amended, supplemented or modified after giving effect to this Amendment (including as such grants have been amended, supplemented or modified by this Amendment and the Third Amendment Supplements), (iii) confirms that its Obligations under the Agreement constitute Obligations and (iv) agrees that the Agreement as amended, modified or supplemented hereby is the Agreement under and for all purposes of the Agreement and the other Loan Documents. Each party, by its execution of this Amendment, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended or modified hereby or by the Third Amendment Supplements), and such Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents, as amended, supplemented or modified hereby.

Section 7. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions of this Amendment; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 8. Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Amendment.

Section 9. Miscellaneous. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment and the rights and obligations of the parties hereunder (including any claims sounding in contract law or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

PARENT:

ICONIX BRAND GROUP, INC.,
a Delaware corporation

	By:	/s/ David Jones
Name: David Jones
Title: Chief Financial Officer

BORROWER:

IBG BORROWER LLC,
a Delaware limited liability company

	By:	/s/ David Jones
Name: David Jones
Title: Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

SUBSIDIARY GUARANTORS:

ARTFUL HOLDINGS LLC, a Delaware limited liability company		ICON ENTERTAINMENT LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BADGLEY MISCHKA LICENSING LLC, a Delaware limited liability company		ICON DE BRAND HOLDINGS CORP., a Delaware corporation

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

BRIGHT STAR FOOTWEAR LLC, a New Jersey limited liability company		ICONIX ECOM, LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

ICON CANADA JV HOLDINGS CORP., a Delaware corporation

By:	/s/ David Jones
Name:	David Jones
Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

SUBSIDIARY GUARANTORS (continued):

ICONIX CA HOLDINGS LLC, a Delaware limited liability company		IP HOLDINGS UNLTD LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

ICONIX LATIN AMERICA LLC, a Delaware limited liability company		IP MANAGEMENT LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

IP HOLDINGS AND MANAGEMENT CORPORATION, a Delaware corporation		MICHAEL CARUSO & CO., INC., a California corporation

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

IP HOLDINGS LLC, a Delaware limited liability company		MOSSIMO HOLDINGS LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

SUBSIDIARY GUARANTORS (continued):

MOSSIMO, INC., a Delaware corporation		PILLOWTEX HOLDINGS AND MANAGEMENT LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OFFICIAL-PILLOWTEX LLC, a Delaware limited liability company		SCION BBC LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OP HOLDINGS AND MANAGEMENT CORPORATION, a Delaware corporation		SCION LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

OP HOLDINGS, LLC, a Delaware limited liability company		SHARPER IMAGE HOLDINGS AND MANAGEMENT CORP., a Delaware corporation

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

SUBSIDIARY GUARANTORS (continued):

SHARPER IMAGE HOLDINGS LLC, a Delaware limited liability company		UMBRO SOURCING LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

STUDIO HOLDINGS AND MANAGEMENT CORPORATION, a Delaware corporation		UNZIPPED APPAREL LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

STUDIO IP HOLDINGS LLC, a Delaware limited liability company		ZY HOLDINGS AND MANAGEMENT CORP., a Delaware corporation

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

UMBRO IP HOLDINGS LLC, a Delaware limited liability company		LC PARTNERS US, LLC, a Delaware limited liability company

By:	/s/ David Jones	By:	/s/ David Jones
Name:	David Jones	Name:	David Jones
Title:	Chief Financial Officer	Title:	Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC

By:	/s/ Matthew Tryba
Name:	Matthew Tryba
Title:	Associate Counsel

LENDERS:

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Fredric R. Rosenberg
Name:	Fredric R. Rosenberg
Title:	Managing Director

By:	/s/ Stephen Wollman
Name:	Stephen Wollman
Title:	Managing Director

TSCO LENDING FUND ICAV

Acting by and through its Alternative Investment Fund Manager Orchard Global Asset Management LLP

By:	/s/ Andrew Weber
Name:	Andrew Weber
Title:	Partner